Exhibit 99.1

NEWS RELEASE

For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	For Immediate Release
February 3, 2006

INCREASED OPERATING RESULTS AND 2006 GUIDANCE ANNOUNCED BY

COMMERCIAL NET LEASE REALTY, INC.

Orlando, Florida, February 3, 2006 - Commercial Net Lease Realty, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter and year ended December 31, 2005. Highlights include:

Operating Results:

•	Net earnings available to common shareholders, revenues, funds from operations (“FFO”) available to common shareholders:

	Quarter Ended December 31,				Year Ended December 31,
	2005		2004		2005		2004
	(in thousands, except per share data)
Revenues	$41,037		$32,420		$145,177		$127,190

Net earnings available to common shareholders	$16,751		$17,924	(1)	$85,392		$59,251	(1)
Net earnings per common share (diluted)	$0.31		$0.34	(1)	$1.56		$1.15	(1)

FFO available to common shareholders	$19,560	(2)	$20,760	(1)	$81,803	(2)	$73,065	(1)
FFO per common share (diluted)	$0.36	(2)	$0.39	(1)	$1.50	(2)	$1.41	(1)

FFO (Operations) available to common shareholders	$21,942	(4)	$21,249	(3)	$84,185	(5)	$76,806	(3)
FFO (Operations) per common share (diluted)	$0.40	(4)	$0.40	(3)	$1.54	(5)	$1.48	(3)

(1)	Includes transition costs of $489 ($0.01 per share) and $3,741 ($0.07 per share) for the quarter and year ended December 31, 2004, respectively.
(2)	Excludes extraordinary gain of $2,980 ($0.06 per share) and $14,786 ($0.27 per share) related to acquisition of Orange Avenue Mortgage Investments, Inc. for the quarter and year ended December 31, 2005, respectively.
(3)	Excludes transition costs of $489 ($0.01 per share) and $3,741 ($0.07 per share) for the quarter and year ended December 31, 2004, respectively
(4)	Excludes extraordinary gain of $2,980 ($0.06 per share) and impairment charge of $2,382 ($0.04 per share) related to acquisition and REIT conversion of Orange Avenue Mortgage Investment, Inc. for the quarter ended December 31, 2005.
(5)	Excludes extraordinary gain of $14,786 ($0.27 per share) and impairment charge of $2,382 ($0.04 per share) related to acquisition and REIT conversion of Orange Avenue Mortgage Investment, Inc. for the year ended December 31, 2005.

•	Investment Portfolio occupancy increased to 98.3% at December 31, 2005, compared to 97.4% at December 31, 2004.

450 S. Orange Avenue, Suite 900 Orlando, FL 32801 (800) NNN-REIT (407) 265-7348 Fax: (407) 650-1044 www.nnnreit.com NYSE:NNN

Investments and Dispositions for the quarter ended December 31, 2005:

•	Investments:

•	$156.7 million in the Investment Portfolio, including acquiring 60 properties with an aggregate 270,000 square feet of gross leasable area

•	$18.3 million in the Development Inventory Portfolio, including acquiring two properties

•	$51.9 million in the Exchange Inventory Portfolio, including acquiring 35 properties

•	Dispositions:

•	Three Investment properties with an aggregate 27,000 square feet of gross leasable area, with net proceeds of $3.4 million, resulting in a gain of $104,000

•	Four Development Inventory properties with net proceeds of $16.7 million, resulting in a gain of $3.3 million, net of intercompany eliminations and minority interest

•	Six Exchange Inventory properties with net proceeds of $4.8 million, resulting in a gain of $688,000

Investments and Dispositions for the year ended December 31, 2005:

•	Investments:

•	$332.4 million in the Investment Portfolio, including acquiring 170 properties with an aggregate 1,150,000 square feet of gross leasable area

•	$67.8 million in the Development Inventory Portfolio, including acquiring 15 properties

•	$66.6 million in the Exchange Inventory Portfolio, including acquiring 58 properties

•	$9.4 million to acquire 78.9 percent of Orange Avenue Mortgage Investments, Inc.

•	Dispositions:

•	Twelve Investment properties with an aggregate 476,000 square feet of gross leasable area, with net proceeds of $40.3 million, resulting in a gain of $9.8 million

•	Twelve Development Inventory properties with net proceeds of $61.1 million, resulting in a gain of $13.0 million, net of intercompany eliminations and minority interest

•	Sixteen Exchange Inventory properties with net proceeds of $17.7 million, resulting in a gain of $2.6 million

The Company also announced increased FFO per share guidance for 2006 at $1.58 - $1.62 per share. This equates to estimated net earnings per share before any gains or losses from the sale of investment properties of $1.22 - $1.26 per share plus $0.36 per share of expected real estate related depreciation.

Craig Macnab, Chief Executive Officer and President, commented, “2005 was a record year for our shareholders. More importantly, we are encouraged about the outlook for 2006. Our associates are firing on all cylinders and the timing of our activity over the last 60 days positions us well for the new year.”

Commercial Net Lease Realty invests primarily in high-quality, retail properties subject generally to long-term, net leases with established tenants, such as Barnes & Noble, Best Buy, CVS, OfficeMax and the United States of America. As of December 31, 2005, the Company owned 524 Investment Properties in 41 states with a gross leasable area of approximately 9.2 million square feet. These Investment Properties are leased to 176 corporations in 61 industry classifications.

Management will hold a conference call on February 3, 2006 at 10:00 am EST to review the Company’s results. The call can be accessed on the Company’s web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the Company’s web site. In addition, the Company will post a summary of any earnings guidance given on the call to the Company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the Company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the Company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds from Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the Company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the Company’s share of these items from the Company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The Company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The Company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the Company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the Company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. These held for sale properties have not historically been classified as discontinued operations, prior period comparable condensed consolidated financial statements have been restated to include these properties in its earnings from discontinued operations. These adjustments resulted in a decrease in the Company’s reported total revenues and total and per share income from continuing operations and an increase in the Company’s income from discontinued operations. However, the Company’s total and per share FFO and net income available to common shareholders are not affected.

Commercial Net Lease Realty, Inc.

(in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
Income Statement Summary	2005	2004	2005	2004
Revenues:
Rental and earned income	$33,701	$27,742	$123,252	$109,036
Real estate expense reimbursement from tenants	2,129	1,830	6,350	5,756
Gain on disposition of real estate, Inventory Portfolio (Note 1)	1,302	574	2,010	4,700
Interest and other income from real estate transactions	1,275	2,274	6,216	7,698
Interest income on mortgage residual interests	2,630	—	7,349	—

	41,037	32,420	145,177	127,190

Operating expenses:
General and administrative	6,578	5,846	23,411	22,995
Real estate	3,860	3,034	11,534	11,870
Depreciation and amortization	6,457	4,312	22,276	16,682
Transition costs	—	489	—	3,741
Impairment - real estate	—	—	1,673	—
Impairment - mortgage residual interests	2,382	—	2,382	—

	19,277	13,681	61,276	55,288

Other expenses (revenues):
Interest and other income	(862)	(704)	(2,054)	(3,761)
Interest expense	10,827	8,338	35,941	32,381

	9,965	7,634	33,887	28,620

Income tax benefit	1,395	551	2,776	2,544
Minority interest	(102)	(227)	137	(1,243)
Equity in earnings of unconsolidated affiliates	(82)	1,030	1,209	4,724

Earnings from continuing operations	13,006	12,459	54,136	49,307

Earnings from discontinued operations:
Real estate, Investment Portfolio	252	2,293	11,102	6,080
Real estate, Inventory Portfolio, net of income tax expense and minority interest	1,934	4,174	9,376	9,547

	2,186	6,467	20,478	15,627

Earnings before extraordinary gain	15,192	18,926	74,614	64,934

Extraordinary gain	2,980	—	14,786	—

Net earnings	18,172	18,926	89,400	64,934
Series A Preferred Stock dividends	(1,002)	(1,002)	(4,008)	(4,008)
Series B Convertible Preferred Stock dividends	(419)	(419)	(1,675)	(1,675)

Net earnings available to common shareholders – basic	16,751	17,505	83,717	59,251
Series B Convertible Preferred Stock dividends, if dilutive	—	419	1,675	—

Net earnings available to common stockholders – diluted	$16,751	$17,924	$85,392	$59,251

Weighted average common shares outstanding:
Basic	54,160	51,725	52,985	51,312

Diluted	54,508	53,460	54,640	51,743

Commercial Net Lease Realty, Inc.

(in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
Income Statement Summary	2005	2004	2005	2004
Net earnings per share available to common shareholders:
Basic:
Continuing operations	$0.21	$0.22	$0.91	$0.85
Discontinued operations	0.04	0.12	0.39	0.30
Extraordinary gain	0.06	—	0.28	—

Net earnings	$0.31	$0.34	$1.58	$1.15

Diluted:
Continuing operations	$0.21	$0.22	$0.92	$0.85
Discontinued operations	0.04	0.12	0.37	0.30
Extraordinary gain	0.06	—	0.27	—

Net earnings	$0.31	$0.34	$1.56	$1.15

Commercial Net Lease Realty, Inc.

(in thousands)

Earnings from Discontinued Operations – Investment Portfolio:

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the Company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the Company has classified any investment asset that was held for sale at December 31, 2005, as discontinued operations. The following is a summary of earnings from discontinued operations from the real estate Investment Portfolio.

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Revenues:
Rental and earned income	$31	$1,062	$3,365	$4,540
Real estate expense reimbursements from tenants	—	(1)	—	3
Interest and other income from real estate transactions	125	49	358	257

	156	1,110	3,723	4,800

Expenses:
General and administrative	1	—	20	(4)
Real estate	6	121	251	411
Depreciation and amortization	1	133	53	711
Impairment – real estate	—	—	2,056	—
Interest	—	(52)	57	125

	8	202	2,437	1,243

Gain on disposition of real estate (Note 1)	104	1,385	9,816	2,523

Earnings from discontinued operations from real estate held for investment	$252	$2,293	$11,102	$6,080

Earnings from Discontinued Operations – Inventory Portfolio:

The Company has classified its Inventory Properties that are currently held for sale and generating rental revenues as discontinued operations. The Company has reclassified all held for sale properties that generated rental revenue before disposition which were sold subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. The following is a summary of earnings from discontinued operations from the real estate Inventory Portfolio.

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Revenues:
Rental income	$598	$598	$1,992	$2,336
Real estate expense reimbursements from tenants	30	14	69	183
Gain on disposition of real estate, held for sale (Note 1)	3,244	7,898	19,617	18,702
Interest and other income from real estate transactions	21	121	826	202

	3,893	8,631	22,504	21,423

Expenses:
General and administrative	3	10	37	33
Real estate	55	101	222	343
Depreciation and amortization	—	3	21	5
Interest	109	283	815	511

	167	397	1,095	892

Income tax expense	(1,183)	(2,554)	(5,737)	(5,841)
Minority interest	(609)	(1,506)	(6,296)	(5,143)

Earnings from discontinued operations	$1,934	$4,174	$9,376	$9,547

Commercial Net Lease Realty, Inc.

(in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Reconciliation of net earnings to FFO and FFO available to common shareholders:
Net earnings	$18,172	$18,926	$89,400	$64,934
Real estate depreciation and amortization:
Continuing operations	5,744	3,932	20,354	15,004
Discontinued operations	1	133	53	711
Partnership real estate depreciation	148	156	606	622
Gain on disposition of real estate held for investment from discontinued operations	(104)	(1,385)	(9,816)	(2,523)
Extraordinary gain	(2,980)	—	(14,786)	—

FFO	20,981	21,762	85,811	78,748
Series A Preferred Stock dividends	(1,002)	(1,002)	(4,008)	(4,008)
Series B Convertible Preferred Stock dividends	(419)	(419)	(1,675)	(1,675)

FFO available to common stockholders – basic	19,560	20,341	80,128	73,065
Series B Convertible Preferred Stock dividends, if dilutive	—	419	1,675	—

FFO available to common stockholders – diluted	19,560	20,760	81,803	73,065
Transition costs	—	489	—	3,741
Impairment – mortgage residual interests	2,382	—	2,382	—

FFO (Operations) available to common shareholders	$21,942	$21,249	$84,185	$76,806

Funds from operations per share:
Basic	$0.36	$0.39	$1.51	$1.42

Diluted	$0.36	$0.39	$1.50	$1.41

Diluted (Operations)	$0.40	$0.40	$1.54	$1.48

Note 1: Real Estate Disposition Summary

	Quarter Ended December 31,				Year Ended December 31,
	2005		2004		2005		2004
	# of Properties		# of Properties		# of Properties		# of Properties
Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	3	$1,302	1	$574	6	$2,010	7	$4,700
Discontinued operations:
Investment Portfolio	3	104	6	1,385	12	9,816	20	2,523
Inventory Portfolio	7	3,244	9	7,898	22	19,617	17	18,702
Minority interest, Inventory Portfolio	—	(606)	—	(1,760)	—	(5,999)	—	(6,422)

	13	$4,044	16	$8,097	40	$25,444	44	$19,503

Reconciliation of gain on disposition of type:
Inventory Portfolio:
Development	4	$3,502	5	$6,730	12	$18,065	16	$20,673
Exchange	6	688	5	1,505	16	2,641	8	1,912
Intercompany eliminations	—	356	—	237	—	921	—	817
Minority interest, Development	—	(606)	—	(1,760)	—	(5,999)	—	(6,422)

	10	3,940	10	6,712	28	15,628	24	16,980

Investment Portfolio	3	104	6	1,385	12	9,816	20	2,523

	13	$4,044	16	$8,097	40	$25,444	44	$19,503

Commercial Net Lease Realty, Inc.

(in thousands)

Balance Sheet Summary	December 31, 2005	December 31, 2004
Assets:
Cash and cash equivalents	$8,234	$1,947
Restricted cash	30,191	—
Receivables, net of allowance	8,547	6,636
Mortgages, notes and accrued interest receivable, net of allowance	51,086	45,564
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	1,296,793	1,009,397
Accounted for using the direct financing method	95,704	102,311
Held for sale, net of impairment	1,600	—
Real estate, Inventory Portfolio, net of accumulated depreciation	131,074	58,049
Investment in unconsolidated mortgage residual interests	—	29,672
Mortgage residual interests	55,184	—
Accrued rental income, net of allowance	27,999	28,619
Other assets	27,004	17,853

Total assets	$1,733,416	$1,300,048

Liabilities and stockholders’ equity:
Line of credit payable	$162,300	$17,900
Mortgages payable	151,133	157,168
Notes payable - secured	28,250	—
Notes payable	493,321	323,132
Financing lease obligation	26,041	26,041
Income tax liability	13,748	702
Other liabilities	25,597	16,079
Minority interest	4,939	2,028
Stockholders’ equity	828,087	756,998

Total liabilities and equity	$1,733,416	$1,300,048

Common shares outstanding	55,131	52,078

Gross leaseable area, Investment Portfolio	9,227	8,542

Orange Avenue Mortgage Investments, Inc.

(in thousands)

The Company acquired 78.9 percent of Orange Avenue Mortgage Investments, Inc. (“OAMI”) on May 2, 2005. The following summary represents the balances related to OAMI included in the Company’s Balance Sheet and Income Statement Summary:

Balance Sheet Summary	December 31, 2005
Assets
Cash and restricted cash	$17,978
Receivables and other assets	6,632
Mortgage residual interests	55,184

$79,794

Liabilities
Notes payable – secured	$28,250
Income tax liability	14,551
Other liabilities	474

$43,275

Minority interest	$3,682

	Quarter Ended December 31, 2005	May 2, 2005 Through December 31, 2005
Income Statement Summary
Revenues:
Interest income on mortgage residual interests	$2,630	$7,349
Interest and other income	453	825

	3,083	8,174
Expenses:
General and administrative	208	397
Impairment – mortgage residual interests	2,382	2,382
Interest	767	2,076
Amortization	66	177

	3,423	5,032

Income tax benefit	686	28
Minority interest	(151)	(378)

Net earnings	$195	$2,792

Commercial Net Lease Realty, Inc.

Investment Portfolio

Top 20 Tenants

	Tenant	% of Total(1)
1.	United States of America	13.0%
2.	Circle K	7.7%
3.	CVS	5.4%
4.	Best Buy	4.1%
5.	OfficeMax	3.5%
6.	Barnes & Noble	3.5%
7.	Eckerd	3.2%
8.	Academy	3.1%
9.	The Sports Authority	2.6%
10.	Borders Books	2.1%
11.	Uni-Mart	2.1%
12.	Majestic Liquors	2.1%
13.	United Rentals	2.0%
14.	Quik Trip	1.5%
15.	Bed Bath & Beyond	1.2%
16.	Jared Jewelers	1.2%
17.	Food 4 Less	1.1%
18.	CarMax	1.1%
19.	Havertys Furniture	1.1%
20.	Rite Aid	1.0%

Top 10 States

	State	% of Total(1)
1.	Texas	22.0%
2.	Virginia	16.8%
3.	Florida	12.3%
4.	California	5.1%
5.	Georgia	4.6%
6.	Pennsylvania	3.5%
7.	Missouri	3.2%
8.	Ohio	2.6%
9.	Tennessee	2.4%
10.	New Jersey	2.3%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(2)
2006	0.7%	9	163,000
2007	1.7%	17	227,000
2008	2.2%	22	467,000
2009	2.5%	24	475,000
2010	3.9%	22	351,000
2011	3.2%	17	331,000
2012	4.1%	22	473,000
2013	5.8%	29	688,000
2014	20.1%	36	1,160,000
2015	5.0%	24	667,000
2016	4.8%	22	527,000
Thereafter	46.0%	268	3,537,000

(1)	Based on annual base rent of $145,100,000, which is the annualized base rent for all leases in place as of December 31, 2005.
(2)	Square feet.